UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Item 9.	Regulation FD Disclosure.

On February 26, 2004, Smithfield Foods, Inc. (the “Registrant”) intends to provide certain financial information regarding the Registrant at an analyst conference. A copy of this information is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 12.	Results of Operations and Financial Condition.

On February 24, 2004, the Registrant issued a press release announcing its earnings for the third quarter of fiscal 2004, which ended February 1, 2004. The information contained in the press release, which is attached as Exhibit 99.2 to this report, is incorporated herein by reference. See also “Item 9. Regulation FD Disclosure” above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: February 26, 2004	/s/ Daniel G. Stevens

Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Certain financial information regarding the Registrant.

Exhibit 99.2	Press release, dated as of February 24, 2004, announcing the Registrant’s earnings for the third quarter of fiscal 2004, which ended February 1, 2004.